Exhibit 99.1

CLEARONE COMMUNICATIONS, INC. BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

I.	Purpose and Authority

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of ClearOne Communications, Inc. ("ClearOne"):

(a) assists the Board in fulfilling its responsibilities for general oversight of: (1) ClearOne's financial reporting processes and the audit of ClearOne's financial statements, including the integrity of ClearOne's financial statements, (2) ClearOne's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, (4) the performance of ClearOne's independent auditors, and (5) risk assessment and risk management;

(b) prepares the report required by the proxy rules of the Securities and Exchange Commission (the "SEC") to be included in ClearOne's annual proxy statement; and

(c) has the additional duties and responsibilities set forth in Section IV below.

The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties, and the Committee shall receive appropriate funding, as determined by the Committee, from ClearOne for payment of compensation to the outside legal, accounting or other advisors employed by the Committee.

II.	Membership

The Committee shall consist of at least three directors, each of whom shall meet the independence and experience requirements of the applicable stock exchange listing standards, as determined by the Board. In particular, the Chairman of the Audit Committee shall have accounting or related financial management experience. In addition, no Committee member may have participated in the preparation of the financial statements of ClearOne or any of ClearOne's current subsidiaries at any time during the past three years. The members of the Audit Committee shall be appointed by the Board.

III.	Meeting and Procedures

The Committee shall convene at least six times each year, with additional meetings called as the Committee deems appropriate. The Committee Chair is responsible for the agenda, including input from management, staff and other Committee and Board members as appropriate. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee's business. The Committee shall meet regularly in separate executive sessions and also in private sessions with management and the independent auditors to facilitate full communication. The Committee shall be given open access to the Chairman of the Board, ClearOne executives and independent auditors, as well as ClearOne’s books, records, facilities and other personnel.

IV.	Duties and Responsibilities

The Committee shall:

1.
Review and reassess annually the adequacy of this charter and submit the charter for approval of the full Board. The Committee also shall conduct an annual self valuation of the Committee's performance and processes.

2.
Appoint, evaluate and compensate the independent auditors, which shall report directly to the Committee, and oversee the rotation of the independent auditors' lead audit and concurring partners at least once every five years and the rotation of other audit partners at least once every seven years, with applicable time-out periods, in accordance with SEC regulations. The Committee shall determine whether to retain or, if appropriate, terminate the independent auditors. The Committee is responsible for recommending the independent auditors for approval by the stockholders, if appropriate.

3.
Review and approve in advance the scope of the fiscal year's independent audit and the audit fee, establish policies for the independent auditors' activities and any fees beyond the core audit, approve in advance all non-audit services to be performed by the independent auditors that are not otherwise prohibited by law and associated fees, and monitor the usage and fees paid to the independent auditors. The Committee may delegate to the Chair of the Committee the authority, with agreed limits, to pre-approve non-audit services not prohibited by law to be performed by the independent auditors. The Chair shall report any decisions to pre-approve such services to the full Committee at its next meeting.

4.
Review and discuss with the independent auditors their annual written statement delineating all relationships or services between the independent auditors and ClearOne, or any other relationships or services that may impact their objectivity and independence.

5.	Set clear hiring policies for employees or former employees of the independent auditors, and monitor compliance with such policies.

6.	Review with management and the independent auditors:

(a)
ClearOne's annual audited and quarterly financial statements, including ClearOne's disclosures in "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to being published;

(b)	the results of the independent auditors' audit and the independent auditors' opinion on the annual financial statements;

(c)
the independent auditors' judgments on the quality, not just the acceptability, and consistent application of ClearOne's accounting principles, the reasonableness of significant judgments, clarity of disclosures and underlying estimates in the financial statements;

(d)	changes in accounting principles or application thereof, significant judgment areas, significant and complex transactions and off-balance sheet structures, if any; and

(e)
any disagreements between management and the independent auditors, about matters that individually or in the aggregate could be significant to ClearOne's financial statements or the independent auditors' report, and any serious difficulties the independent auditors encountered in dealing with management related to the performance of the audit.

7.	Recommend to the Board whether the audited financial statements should be included in ClearOne's Annual Report on Form 10-K, before the report is released.

8.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

9.	Discuss earnings press releases, as well as corporate disclosure policies with respect to financial information and earnings guidance provided to analysts and ratings agencies.

10.
At least annually, obtain from and review a report by the independent auditors describing (a) the independent auditors' internal quality control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any governmental or professional inquiry or investigation within the preceding five years regarding any audit performed by the independent auditors, and any steps taken to deal with any such issues.

11.	Review the adequacy and effectiveness of ClearOne's disclosure controls and procedures.

12.
Review the adequacy and effectiveness of ClearOne's internal controls, including any significant deficiencies in such controls and significant changes or material weaknesses in such controls reported by the independent auditors or management, and any fraud, whether or not material, that involves management or other ClearOne employees who have a significant role in such controls.

13.	Review the adequacy and effectiveness of ClearOne's information security policies and the internal controls regarding information security.

14.
Review with management the results of its review of compliance with applicable laws and regulations and ClearOne's Standards of Business Conduct, and review with management the results of its review of compliance with applicable listing standards.

15.
Assure that procedures are established for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by ClearOne's employees of concerns regarding questionable accounting or auditing matters and compliance with the Standards of Business Conduct.

16.	Receive and, if appropriate, respond to attorneys' reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S. or state law.

17.	Review significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on ClearOne's financial statements.

18.	Review the results of significant investigations, examinations or reviews performed by regulatory authorities and management's response.

19.	Review and approve all "related party transactions," as defined in applicable SEC rules.

20.
Obtain reports from management and the independent auditor that ClearOne’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and ClearOne’s Code of Conduct, including disclosures of insider and affiliated party transactions.

21.	Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

22.	Meet at least quarterly with the chief financial officer and the independent auditor in separate executive sessions.

23.	Consider such other matters regarding ClearOne's financial affairs, its controls, and the independent audit of ClearOne as the Committee, in its discretion, may determine to be advisable.

24.	Report regularly to the Board with respect to the Committee's activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and ClearOne’s Code of Conduct.